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                                                                       EXHIBIT 8

              [LETTERHEAD OF ORRICK, HERRINGTON & SUTCLIFFE LLP]

                               November 20, 1997



Bank of America, FSB
10089 Willow Creek Road
San Diego, California  92131


     Re:  BankAmerica Manufactured Housing Contract Trust III
          Senior/Subordinate Pass-Through Certificates, Series 1997-2


Ladies and Gentlemen:

     We are special tax counsel to Bank of America, FSB ("BAFSB" or the "Registrant") in connection with the sale by the Registrant of the securities described below (collectively, the "Certificates"). For purposes of this opinion, capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement (as defined below). The securities referred to above are the following:


   1. $29,500,000 (approximate) aggregate principal amount of 5.825% BankAmerica Manufactured Housing Contract Trust III,
          Senior/Subordinate Pass-Through Certificates, Series 1997-2, Class A-1 (the "Class A-1 Certificates");

   2. $49,000,000 (approximate) aggregate principal amount of 6.130% BankAmerica Manufactured Housing Contract Trust III,
          Senior/Subordinate Pass-Through Certificates, Series 1997-2, Class A-2 (the "Class A-2 Certificates");

   3. $45,000,000 (approximate) aggregate principal amount of 6.230% BankAmerica Manufactured Housing Contract Trust III,
          Senior/Subordinate Pass-Through Certificates, Series 1997-2, Class A-3 (the "Class A-3 Certificates");

   4. $50,000,000 (approximate) aggregate principal amount of 6.310% BankAmerica Manufactured Housing Contract Trust III,
          Senior/Subordinate Pass-Through Certificates, Series 1997-2, Class A-4 (the "Class A-4 Certificates");

   5. $33,000,000 (approximate) aggregate principal amount of 6.390% BankAmerica Manufactured Housing Contract Trust III,
          Senior/Subordinate Pass-Through Certificates, Series 1997-2, Class A-5 (the "Class A-5 Certificates");

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November 20, 1997
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   6.     $32,000,000 (approximate) aggregate principal amount of 6.470%
          BankAmerica Manufactured Housing Contract Trust III,
          Senior/Subordinate Pass-Through Certificates, Series 1997-2, Class A-6 (the "Class A-6 Certificates");

   7. $51,000,000 (approximate) aggregate principal amount of 6.690% BankAmerica Manufactured Housing Contract III, Senior/Subordinate Pass-Through Certificates, Series 1997-2, Class A-7 (the "Class A-7 Certificates");

   8. $52,000,000 (approximate) aggregate principal amount of 6.790% BankAmerica Manufactured Housing Contract Trust III,
          Senior/Subordinate Pass-Through Certificates, Series 1997-2, Class A-8 (the "Class A-8 Certificates");

   9. $68,500,000 (approximate) aggregate principal amount of BankAmerica Manufactured Housing Contract Trust III, Senior/Subordinate Pass-Through Certificates, Series 1997-2, Class A-9 (the "Class A-9 Certificates"), the Pass-Through Rate on which is the lesser of (a) 7.090% per annum and (b) the Net Weighted Average Contract Rate, in either case computed on the basis of a 360-day year of twelve 30-day months;

   10. $499,999,893.90 (approximate) Notional Principal Amount of 0.150% BankAmerica Manufactured Housing Contract Trust III,
          Senior/Subordinate Pass-Through Certificates, Series 1997-2, Class A-IO (the "Class A-IO Certificates");

   11. $41,250,000 (approximate) aggregate principal amount of BankAmerica Manufactured Housing Contract Trust III, Senior/Subordinate Pass-Through Certificates, Series 1997-2, Class M (the "Class M Certificates"), the Pass-Through Rate on which is the lesser of (a) 6.900% per annum and (b) the Net Weighted Average Contract Rate, in either case computed on the basis of a 360-day year of twelve 30-day months;

   12. $32,500,000 (approximate) aggregate principal amount of BankAmerica Manufactured Housing Contract Trust III, Senior/Subordinate Pass-Through Certificates, Series 1997-2, Class B-1 (the "Class B-1 Certificates" and, collectively with the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class A-7 Certificates, the Class A-8 Certificates, the Class

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November 20, 1997
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          A-9 Certificates, the Class A-IO Certificates, the Class M
          Certificates and the Class B-1 Certificates, the "Publicly Offered Certificates"), the Pass-Through Rate on which is the lesser of (a) 7.070% per annum and (b) the Net Weighted Average Contract Rate, in either case computed on the basis of a 360-day year of twelve 30-day months;

    13. $16,249,893.90 (approximate) aggregate principal amount of BankAmerica Manufactured Housing Contract Trust III, Senior/Subordinate Pass-Through Certificates, Series 1997-2, Class B-2 (the "Class B-2 Certificates"), the Pass-Through Rate on which is the lesser of (a) 8.400% per annum and (b) the Net Weighted Average Contract Rate, in either case computed on the basis of a 360-day year of twelve 30-day months; and


    14.   BankAmerica Manufactured Housing Contract Trust III,
          Senior/Subordinate Pass-Through Certificate, Series 1997-2, Class R (the "Class R Certificate"). The Class R Certificate will have no stated principal balance.


     The Certificates will be issued on the Closing Date pursuant to a Pooling and Servicing Agreement dated as of November 1, 1997 (the "Agreement") among BAFSB, as Contract Seller and Servicer, and The First National Bank of Chicago, as Trustee. The Certificates will represent undivided interests in a trust fund (the "Trust Fund") consisting primarily of a pool of manufactured housing installment sale contracts and installment loan agreements (collectively, the "Contracts") which the Registrant will convey to the Trustee, as trustee for the Trust Fund, on the Closing Date pursuant to the Agreement.


     In connection with this opinion, we have examined and relied upon the following documents:

     1.  the Agreement;

     2. the registration statement on Form S-3 (No. 333-35251) filed by the Registrant and its co-registrant, Bank of America National Trust and Savings Association, relating to the Publicly Offered Certificates as filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), and evidence satisfactory to us that such registration statement became effective under the Act on October 30, 1997 (the "Registration Statement"); and

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November 20, 1997
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     3.  the base Prospectus dated November 10, 1997 and the Prospectus
Supplement dated November 14, 1997, in each case relating to the Publicly Offered Certificates and filed pursuant to Rule 424(b) under the Act (such Prospectus and Prospectus Supplement being hereinafter collectively referred to as the "Prospectus").

     In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of documents executed by entities other than the Registrant, we have assumed that each other entity has the power and authority to execute and deliver, and to perform and observe the provisions of such documents, and the due authorization by each such entity of all requisite action and the due execution and delivery of such documents by each such entity. To the extent we have deemed necessary and proper, we have relied upon the representations and warranties as to facts relating to the Registrant, the Contracts, and other matters contained in the Agreement.

     The opinions expressed herein are based upon current statutes, rules, regulations, cases and official interpretive opinions, and cover certain items that are not directly or definitively addressed by such authorities.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. The statements contained in the Prospectus under the heading "Certain Federal Income Tax Consequences," to the extent they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects, under the assumptions stated therein and under applicable law as in effect (i) on the date of the Prospectus Supplement.

     2. Assuming (i) the making of a valid election, (ii) compliance with the Agreement, and (iii) compliance with applicable law, including any changes in law, (including, but not limited to, any amendments to the Internal Revenue Code of 1986, as amended (the "Code") or applicable Treasury Regulations thereunder), (a) the Trust Fund will be classified for federal income tax purposes as a "real estate mortgage investment conduit" ("REMIC") within the meaning of Code Section 860D, (b) the Publicly Offered Certificates and the Class B-2 Certificates will be treated collectively as the "regular interests" in such REMIC for federal income tax purposes and (c) the Class R Certificate will be treated as the single class of "residual interest" in such REMIC for federal income tax purposes.


     We express no opinion herein except as to the matters set forth above.
This opinion is furnished to you solely for use in connection with the issuance and sale of the Certificates. We hereby consent to the filing of this letter as an exhibit to a Current Report on Form 8-K filed by you in connection with the Trust Fund. In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7

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November 20, 1997
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of the Securities Act of 1933, as amended, or the rules and regulations of the
Commission thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.


                              Very truly yours,


                              /s/ Orrick, Herrington & Sutcliffe LLP
                              Orrick, Herrington & Sutcliffe LLP

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